                                                                    EXHIBIT 10.6
                     MEMBERSHIP INTEREST PURCHASE AGREEMENT


      THIS MEMBERSHIP INTEREST PURCHASE AGREEMENT (this "AGREEMENT") is entered into as of the 26th day of June, 2008, by and among Blackwater Midstream Corp., a Nevada corporation ("PURCHASER"), and each of those Persons listed on the signature page hereto under the heading "Sellers" (collectively, the "SELLERS").

                                    RECITALS

      WHEREAS, the Sellers hold all of the issued and outstanding membership interests of Safeland Storage, L.L.C., a Louisiana limited liability company ("SAFELAND"), represented by 1,000 Company Securities (the "ORIGINAL SECURITIES");

      WHEREAS, Purchaser desires to acquire from the Sellers, and each Seller desires to sell to Purchaser, seven percent (7%) of the membership interests of Safeland;

      WHEREAS, at the Closing, Safeland shall reconstitute its authorized membership interests from 1,000 Company Securities into 70,000 Class A Units, all of which will be held by Purchaser, and 930,000 Class B Units, all of which will be held by the Sellers in proportion to their ownership of the Original Securities; and

      WHEREAS, in connection with the transactions contemplated by this Agreement, Purchaser desires to acquire from Safeland and Future Energy Investments, LLC, a Louisiana limited liability company and wholly-owned subsidiary of Safeland ("FEI"), and Safeland and FEI desire to sell to Purchaser, certain tracts of land owned by Safeland and FEI, respectively, and described on EXHIBIT A attached hereto (the "LAND"), and Purchaser desires to assume from Safeland, and Safeland desires to assign to Purchaser, those permits described on EXHIBIT B attached hereto (the "PERMITS").

      NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I
                      DEFINITIONS AND RULES OF CONSTRUCTION
                      -------------------------------------

      SECTION 1.1 DEFINITIONS. As used herein, the following terms shall have the following meanings:

      "AFFILIATE" means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with, such specified Person through one or more intermediaries or otherwise. For the purposes of this definition, "CONTROL" means, where used with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "CONTROLLING" and "CONTROLLED" have correlative meanings.

      "CONTRACT" means any contract, agreement, indenture, note, bond, mortgage, loan, instrument, lease, license, commitment or other arrangement, understanding, undertaking, commitment or obligation.

      "GOVERNMENTAL AUTHORITY" means any federal, state, municipal, local or similar governmental authority, regulatory or administrative agency, court or arbitral body.

      "LAW" means any applicable law, rule, regulation, ordinance, order, judgment or decree of a Governmental Authority, in each case as in effect on and as interpreted on the date of this Agreement.

      "LEGAL PROCEEDING" means any judicial, administrative or arbitral actions, suits or proceedings (public or private) by or before a Governmental Authority.

      "LIENS" mean any lien, security interest, claim, mortgage, assessment, equitable interest, option, pledge, right of first refusal or other encumbrances or restrictions of any kind, including any restrictions on use, voting, transfer, receipt of income or exercise of any other attribute of ownership, but excluding any Permitted Liens.

      "ORDER" means any order, injunction, judgment, doctrine, decree, ruling, writ, assessment or arbitration award of a Governmental Entity or arbitral tribunal.

      "ORGANIZATIONAL DOCUMENTS" means any charter, certificate of incorporation, articles of organization, articles of association, bylaws, operating agreement or similar formation or governing documents and instruments.

      "PERMITTED LIENS" mean (a) statutory Liens not yet delinquent or the validity of which are being contested in good faith by appropriate actions (provided that in the event a contested statutory Lien exceeds $5,000.00, an escrow or cash reserve account has been established for the full amount of the potential liability), (b) purchase money Liens arising in the ordinary course,
(c) Liens for Taxes not yet delinquent, (d) mechanics', carriers', workers', repairers' and similar Liens arising or incurred in the ordinary course of business that are not material to the business, operations or financial condition of the property of Safeland so encumbered and that do not result from a breach, default or violation by Safeland of any Contract or Law, and (e) such imperfections of title, easements, encumbrances and mortgages or other liens as are not substantial in character, amount or extent, do not and will not materially detract from the value or interfere with the present use of the properties subject thereto or affected thereby or otherwise materially impair business operations.

      "PERSON" means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind.

      "PROPOSED TERMINAL" means the terminalling and storage facilities for refined petroleum products and appurtenant pipelines and facilities that the parties propose to construct and operate on the Safeland Tract.

      "TAX AUTHORITY" means any Governmental Authority having jurisdiction over the assessment, determination, collection or imposition of any Tax.

      "TAX RETURNS" means any report, return, election, document, estimated tax filing, declaration or other filing provided to any Tax Authority including any amendments thereto.

      "TAXES" means all taxes, assessments, charges, duties, fees, levies, imposts or other similar charges imposed by a Governmental Authority, including all income, franchise, profits, capital gains, capital stock, transfer, gross receipts, sales, use, transfer, service, occupation, ad valorem, property, excise, severance, windfall profits, premium, stamp, license, payroll, employment, social security, unemployment, disability, environmental (including taxes under Code Section 59A), alternative minimum, add-on, value-added, withholding and other taxes, assessments, charges, duties, fees, levies, imposts or other similar charges of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the filing of a Tax Return), and all estimated taxes, deficiency assessments, additions to tax, additional amounts imposed by any Governmental Authority, penalties and interest.

      SECTION 1.2 TERMS DEFINED ELSEWHERE IN THIS AGREEMENT. For purposes of this Agreement, the following terms have meanings set forth in the sections indicated:

                       TERM                                         SECTION
                       ----                                         -------
                  Agreement  ...................................... Preamble
Amended Operating Agreement  .....................................  2.3(a)(ii)
                    Closing  .....................................  2.2
               Closing Date  .....................................  2.2
                    Damages  .....................................  6.2(a)
                        FEI  .....................................  Recitals
          Indemnified Party  .....................................  6.5(a)
         Indemnifying Party  .....................................  6.5(a)
                       Land  .....................................  Recitals
        Original Securities  .....................................  Recitals
                    Permits  .....................................  Recitals
                        PSA  .....................................  2.3(b)(iii)
             Purchase Price  .....................................  2.1
                  Purchaser  .....................................  Preamble
        Purchaser Documents  .....................................  5.2
      Purchaser Indemnitees  .....................................  6.2(a)
                   Safeland  .....................................  Recitals
           Safeland Permits  .....................................  4.7
             Securities Act  .....................................  5.6
           Seller Documents  .....................................  3.1
         Seller Indemnitees  .....................................  6.3
                    Sellers  .....................................  Preamble
          Third Party Claim  .....................................  6.5(a)
     Transferred Securities  .....................................  2.1

      SECTION 1.3 RULES OF INTERPRETATION. Unless otherwise expressly provided hereby, for purposes of this Agreement, the following rules of interpretation shall apply:

            (a) All article, section, schedule and exhibit references used in this Agreement are to articles, sections, schedules and exhibits to this Agreement unless otherwise specified. The schedules and exhibits attached to this Agreement constitute a part of this Agreement and are incorporated herein for all purposes.

            (b) If a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb). Terms defined in the singular have the corresponding meanings in the plural, and vice versa. Unless the context of this Agreement clearly requires otherwise, words importing the masculine gender shall include the feminine and neutral genders and vice versa. The term "includes" or "including" shall mean "including without limitation." The words "hereof," "hereto," "hereby," "herein," "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular section or article in which such words appear.

            (c) The parties acknowledge that each party and its attorneys have reviewed this Agreement and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting party, or any similar rule operating against the drafter of an agreement, shall not be applicable to the construction or interpretation of this Agreement.

            (d) The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

                                   ARTICLE II
                                PURCHASE AND SALE
                                -----------------

      SECTION 2.1 PURCHASE AND SALE. Subject to the terms and conditions of this Agreement, the Sellers will sell, convey, transfer, assign and deliver to Purchaser, free and clear of any Liens, those Original Securities held by the Sellers and set forth opposite such Seller's name on SCHEDULE 2.1 (the "TRANSFERRED SECURITIES") for an aggregate purchase price of $1,500,000 (the "PURCHASE PRICE"). From and after the Closing, as a result of the reconstitution of Safeland's membership interests, the Original Securities shall automatically be converted into 70,000 Class A Units, all of which will be held by Purchaser, and 930,000 Class B Units, all of which will be held by the Sellers in proportion to their ownership of the Original Securities.

      SECTION 2.2 CLOSING. The closing of the purchase and sale of the Transferred Securities (the "CLOSING") shall take place at the offices of Purchaser's counsel, Milling Benson Woodward L.L.P., 909 Poydras Street, Suite 2300, New Orleans, Louisiana 70112, simultaneously with the execution and delivery of this Agreement (the "CLOSING DATE").

      SECTION 2.3 CLOSING DELIVERIES. At the Closing:

      (a)   Each Seller shall:

            (i) deliver to Purchaser certificates representing the Transferred Securities owned by such Seller;

            (ii) execute and deliver to Safeland the Amended and Restated Operating Agreement of Safeland in the form attached hereto as EXHIBIT C (the "AMENDED OPERATING Agreement"); and

            (iii) cause Safeland and FEI to execute and deliver that certain
                  Purchase and Sale Agreement in the form attached hereto as EXHIBIT D (the "PSA").

      (b)   Purchaser shall:

            (i) deliver to each Seller that portion of the Purchase Price payable to such Seller for the Transferred Securities being sold by such Seller, by wire transfer of immediately available funds to the account(s) designated by such Seller in writing;

            (ii) execute and deliver to Safeland the Amended Operating Agreement; and

            (iii) execute and deliver to Safeland and FEI the PSA.

                                  ARTICLE III
               SELLER'S INDIVIDUAL REPRESENTATIONS AND WARRANTIES
               --------------------------------------------------

      Each Seller, severally but not jointly, hereby represents and warrants to Purchaser that the following representations and warranties are true and correct:

      SECTION 3.1 AUTHORIZATION OF AGREEMENT. Such Seller has all requisite power, authority and legal capacity to execute and deliver this Agreement and each other agreement, document, instrument or certificate to be executed by such Seller in connection with the consummation of the transactions contemplated by this Agreement (the "SELLER DOCUMENTS"), and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and each of the Seller Documents, and the consummation of the transactions contemplated hereby and thereby, has been duly authorized and approved by all required action on the part of such Seller. This Agreement has been, and each of the Seller Documents will be at or prior to the Closing, duly and validly executed and delivered by such Seller and (assuming due authorization, execution and delivery by Purchaser) this Agreement constitutes, and each of the Seller Documents when so executed and delivered will constitute, legal, valid and binding obligations of such Seller, enforceable against such Seller in accordance with its terms.

      SECTION 3.2 NO CONFLICTS. None of the execution and delivery by such Seller of this Agreement or the Seller Documents, the consummation of the transactions contemplated hereby or thereby, or compliance by such Seller with any of the provisions hereof or thereof will conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination or cancellation under any provision of (a) the Organizational Documents of such Seller (if not a natural person); (b) any Contract to which such Seller is a party or by which any of the properties or assets of such Seller are bound (c) any Order of any Governmental Authority applicable to such Seller or by which any of the properties or assets of such Seller are bound; or (d) any applicable Law.

      SECTION 3.3 CONSENTS AND APPROVALS. No consent, waiver, approval, Order or authorization of, or declaration or filing with, or notification to, any Governmental Authority or third party is required on the part of such Seller in connection with the execution and delivery of this Agreement, the Seller Documents, the compliance by such Seller with any of the provisions hereof, or the consummation of the transactions contemplated hereby.

      SECTION 3.4 OWNERSHIP AND TRANSFER OF MEMBERSHIP INTEREST. Such Seller is the owner of the Original Securities designated as owned by it on SCHEDULE 2.1, free and clear of any and all Liens. Upon the sale of the Transferred Securities sold by such Seller pursuant to this Agreement, Purchaser will possess good and marketable title to such Transferred Securities, free and clear of any and all Liens.

      SECTION 3.5 LITIGATION. There is no Legal Proceeding pending or, to the knowledge of such Seller, threatened against such Seller or to which such Seller is otherwise a party relating to the Original Securities, this Agreement, the Seller Documents or the transactions contemplated hereby or thereby.

      SECTION 3.6 FINANCIAL ADVISOR. Except for Simmons & Company, International, the fees and expenses of which will be paid for by the Sellers, and not by Safeland, FEI or Purchaser, no financial advisor, broker, finder or investment bank is entitled to any brokerage, finder's fee or other fee or commission or expense reimbursement in connection with the transactions contemplated by this Agreement based upon arrangements made by such Seller or any of its Affiliates.

      SECTION 3.7 ORGANIZATION AND GOOD STANDING. As to each Seller that is not a natural person, such Seller is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite organizational power and authority to own, lease and operate its properties and to carry on its business as now conducted.

                                   ARTICLE IV
         SELLERS' REPRESENTATIONS AND WARRANTIES AS TO SAFELAND AND FEI
         --------------------------------------------------------------

      The Sellers jointly and severally hereby represent and warrant to Purchaser that the following representations and warranties are true and correct:

      SECTION 4.1 ORGANIZATION AND QUALIFICATION. Safeland and FEI are limited liability companies duly organized and validly existing under the Laws of the State of Louisiana and have all requisite limited liability company power and authority to own, lease and operate their properties and to carry on their respective businesses as now conducted and to consummate the transactions contemplated hereby and by the PSA. Each of Safeland and FEI is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased, or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary. Safeland and FEI have made available to Purchaser accurate and complete copies of its Organizational Documents, each as currently in effect.

      SECTION 4.2 NO CONFLICTS. None of the execution and delivery of this Agreement by the Sellers, the consummation of the transactions contemplated hereby, or compliance by the Sellers with any of the provisions hereof will conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination or cancellation under any provision of (a) the Organizational Documents of Safeland or FEI; (b) any Contract to which Safeland or FEI is a party or by which any of the properties or assets of Safeland or FEI are bound; (c) any Order of any Governmental Authority applicable to Safeland or FEI or by which any of their properties or assets are bound; or (d) any applicable Law.

      SECTION 4.3 CAPITALIZATION.

            (a) The authorized equity securities of Safeland immediately preceding the date hereof consist of 1,000 Company Securities, all of which are owned beneficially and of record by the Sellers in the amounts set forth on
SCHEDULE 4.3. The Sellers are not subject to any agreements or understandings with respect to the voting or transfer of any of the Original Securities (except as contemplated by this Agreement or as set forth in Safeland's Organizational Documents). All of the Original Securities have been duly authorized and validly issued and are fully paid and nonassessable. There are no outstanding subscriptions, options, convertible securities, warrants or calls or preemptive rights of any kind issued or granted by, or binding upon, the Sellers or Safeland to purchase or otherwise acquire or to sell or otherwise dispose of any security of or equity interest in Safeland.

            (b) The authorized equity securities of FEI consist of 1,000 Company Securities, all of which are owned beneficially and of record by Safeland. Safeland is not subject to any agreements or understandings with respect to the voting or transfer of any of FEI's Company Securities (except as set forth in FEI's Organizational Documents). All of FEI's Company Securities have been duly authorized and validly issued and are fully paid and nonassessable. There are no outstanding subscriptions, options, convertible securities, warrants or calls or preemptive rights of any kind issued or granted by, or binding upon, Safeland to purchase or otherwise acquire or to sell or otherwise dispose of any security of or equity interest in FEI.

      SECTION 4.4 SUBSIDIARIES. Except for the ownership of all of the issued and outstanding membership interests of FEI, Safeland does not own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. FEI does not own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. Neither Safeland nor FEI is a participant in any joint venture, partnership, or similar agreement.

      SECTION 4.5 NO UNDISCLOSED LIABILITIES; INDEBTEDNESS.

            (a) Neither Safeland nor FEI has any material liabilities or obligations of any nature, whether accrued, absolute, contingent, unliquidated, civil, criminal or otherwise, and whether due or to become due, other than liabilities that (i) are disclosed in any Schedule (or in any plan, instrument, lease or agreement referred to therein) or Exhibit hereto, (ii) were incurred since its respective date of formation in the ordinary course of business that would not reasonably be expected to affect the parties ability to perform their respective obligations arising under the PSA and (iii) arise under Contracts, copies of which have been made available to Purchaser.

            (b) Except as set forth on SCHEDULE 4.5, neither Safeland nor FEI has any outstanding indebtedness for borrowed money.

      SECTION 4.6 REAL PROPERTY. Except as set forth on SCHEDULE 4.6, each of Safeland and FEI has good fee simple title to that portion of the Land designated as owned by it on EXHIBIT A, subject only to the Permitted Liens. Except as set forth on SCHEDULE 4.6, neither Safeland nor FEI has received any written notice of and is otherwise not aware of (a) any pending or contemplated change in any Laws applicable to the Land that would limit or impede, in any material respect, the construction or operation of the Proposed Terminal on the Land, (b) any violation of any Law applicable to the Land or (c) any pending or threatened condemnation of any part of the Land.

      SECTION 4.7 PERMITS. Except as set forth on SCHEDULE 4.7, the Permits have been validly issued to Safeland and Safeland is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of any Permit.

      SECTION 4.8 TAXES. Except as set forth in SCHEDULE 4.8:

            (a) each of Safeland and FEI has timely filed all Tax Returns required to be filed by it (taking into account requests for extensions to file such returns), all such Tax Returns are correct and complete in all material respects;

            (b) all Taxes and assessments (including penalties and interest) that have become due and payable by Safeland and FEI have been properly paid;

            (c) all material amounts of Taxes required to be withheld by Safeland and FEI have been withheld and have been (or will be) duly and timely paid to the proper Tax Authority;

            (d) no deficiencies for any Taxes have been proposed, asserted or assessed against Safeland or FEI;

            (e) no requests for waivers of the time to assess any material amounts of Taxes of Safeland or FEI have been made;

            (f) no Tax Return filed by Safeland or FEI is under current examination by any Tax Authority; and

            (g) neither Safeland nor FEI is a party to or bound by any Tax allocation or Tax sharing or Tax indemnification agreement.

      SECTION 4.9 LITIGATION. Except as set forth in SCHEDULE 4.9, there is no Legal Proceeding pending or, to the knowledge of Safeland, threatened against Safeland or FEI or to which Safeland or FEI is otherwise a party.

      SECTION 4.10 COMPLIANCE WITH LAWS. Safeland and FEI are in compliance in all material respects with all Laws applicable to their ownership of the Land. Except as set forth on SCHEDULE 4.10, neither Safeland nor FEI has received written notice of, and there has never been, any citation, fine or penalty imposed or asserted against Safeland or FEI for any violation or alleged violation of such Laws.

      SECTION 4.11 FINANCIAL ADVISOR. Except for Simmons & Company, International, the fees and expenses of which will be paid for by the Sellers, and not by Safeland, FEI or Purchaser, no financial advisor, broker, finder or investment bank is entitled to any brokerage, finder's fee or other fee or commission or expense reimbursement in connection with the transactions contemplated by this Agreement based upon arrangements made by Safeland or FEI or any of their Affiliates.

                                   ARTICLE V
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER
                   -------------------------------------------

      Purchaser hereby represents and warrants to Sellers that the following representations and warranties are true and correct:

      SECTION 5.1 ORGANIZATION AND GOOD STANDING. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to own, lease and operate properties and carry on its business.

      SECTION 5.2 AUTHORIZATION OF AGREEMENT. Purchaser has all requisite power, authority and legal capacity to execute and deliver this Agreement and each other agreement, document, instrument or certificate to be executed by Purchaser in connection with the consummation of the transactions contemplated by this Agreement (the "PURCHASER DOCUMENTS"), and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and each of the Purchaser Documents, and the consummation of the transactions contemplated hereby and thereby, has been duly authorized and approved by all required action on the part of Purchaser. This Agreement has been, and each of the Purchaser Documents will be at or prior to the Closing, duly and validly executed and delivered by Purchaser and (assuming due authorization, execution and delivery by Sellers) this Agreement constitutes, and each of the Purchaser Documents when so executed and delivered will constitute, legal, valid and binding obligations of Purchaser, enforceable against such Seller in accordance with its terms.

      SECTION 5.3 NO CONFLICTS. None of the execution and delivery by Purchaser of this Agreement or the Purchaser Documents, the consummation of the transactions contemplated hereby or thereby, or compliance by Purchaser with any of the provisions hereof or thereof will conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination or cancellation under any provision of (a) the Organizational Documents of Purchaser; (b) any Contract to which Purchaser is a party or by which any of the properties or assets of Purchaser are bound (c) any Order of any Governmental Authority applicable to Purchaser or by which any of the properties or assets of Purchaser are bound; or
(d) any applicable Law.

      SECTION 5.4 CONSENTS AND APPROVALS. No consent, waiver, approval, Order or authorization of, or declaration or filing with, or notification to, any Governmental Authority or third party is required on the part of Purchaser in connection with the execution and delivery of this Agreement, the Purchaser Documents, the compliance by Purchaser with any of the provisions hereof, or the consummation of the transactions contemplated hereby.

      SECTION 5.5 LITIGATION. There is no Legal Proceeding pending or, to the knowledge of Purchaser, threatened against Purchaser or to which Purchaser is otherwise a party relating to the purchase of the Transferred Securities, this Agreement, the Purchaser Documents or the transactions contemplated hereby or thereby.

      SECTION 5.6 SECURITIES MATTERS. Purchaser is an "accredited investor" as defined in Rule 501 under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and is acquiring the Transferred Securities from Sellers solely for its own account and not with a view to any distribution or disposition thereof. Purchaser understands that the Transferred Securities (a) have not been registered under the Securities Act or registered or qualified under any applicable state securities laws in reliance upon specific exemptions therefrom, and (b) may not be transferred or sold except in a transaction registered or exempt from registration under the Securities Act, and registered or qualified or exempt from registration or qualification under any applicable state securities laws.

      SECTION 5.7 FINANCIAL ADVISOR. No financial advisor, broker, finder or investment bank is entitled to any brokerage, finder's fee or other fee or commission or expense reimbursement in connection with the transactions contemplated by this Agreement based upon arrangements made by Purchaser or any of their Affiliates.

                                   ARTICLE VI
                                 INDEMNIFICATION
                                 ---------------

      SECTION 6.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Sellers contained in Sections 3.4, 3.5, 3.6, 4.5, 4.6, 4.7, 4.8, 4.9 and 4.11 and the representations and warranties of Purchaser contained in Sections 5.5, 5.6 and 5.7 shall survive until the earlier of the first anniversary of the Closing Date and the date of closing of the purchase and sale of the Land pursuant to the PSA. All other representations and warranties shall terminate as of the Closing. All of the covenants made by each party in this Agreement shall survive the consummation of the transactions contemplated hereby and shall continue in full force and effect after the Closing indefinitely until all obligations with respect to any such covenants are fulfilled in their entirety.

      SECTION 6.2 INDEMNIFICATION BY SELLERS. Subject to Sections 6.1 and 6.4, after the Closing:

            (a) Each Seller individually will indemnify and hold harmless Purchaser and its representatives, members and affiliates (collectively, the "PURCHASER INDEMNITEES") for, and will pay to the Purchaser Indemnitees the amount of, any loss, liability, claim, damage (specifically excluding incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees), whether or not involving a third-party claim (collectively, "DAMAGES"), arising, directly or indirectly, from or in connection with (i) any breach of any representation or warranty made by such Seller in Article III of this Agreement or any other certificate or document delivered by such Seller pursuant to this Agreement and (ii) any breach by such Seller of any covenant or obligation of such Seller in this Agreement or any Seller Document.

            (b) Sellers will, in proportion to their ownership of the Original Securities immediately preceding the Closing, indemnify and hold harmless the Purchaser Indemnitees for, and will pay to the Purchaser Indemnitees the amount of, any Damages, arising, directly or indirectly, from or in connection with any breach of any representation or warranty made by Sellers in Article IV of this Agreement or any other certificate or document delivered by Sellers collectively pursuant to this Agreement.

      SECTION 6.3 INDEMNIFICATION BY PURCHASER. Subject to Sections 6.1 and 6.4, after the Closing, Purchaser will indemnify and hold harmless each Seller and their representatives, members and affiliates (collectively, the "SELLER INDEMNITEES") for, and will pay to the Purchaser Indemnitees the amount of, any Damages arising, directly or indirectly, from or in connection with (a) any breach of any representation or warranty made by Purchaser in Article V of this Agreement or any other certificate or document delivered by Purchaser pursuant to this Agreement and (b) any breach by Purchaser of any covenant or obligation of Purchaser in this Agreement or any Purchaser Document.

      SECTION 6.4 LIMITATION ON LIABILITY.

            (a) No Seller shall be liable under Section 6.2(a)(i) or 6.2(b) unless and until the aggregate Damages incurred by the Purchaser Indemnitees has exceeded two and one half percent (2.5%) of the Purchase Price actually received by such Seller (the "DEDUCTIBLE"), and then such Seller shall indemnify the Purchaser Indemnitees for all such Damages in excess of the Deductible. In addition, in no event shall a Seller be liable to any Purchaser Indemnitee for claims of indemnification in an aggregate amount in excess of twenty five percent (25%) of the Purchase Price actually received by such Seller (the "CAP"); PROVIDED, HOWEVER, that the Cap shall not apply to any Damages arising out of, resulting from or related to any fraudulent misrepresentation or a willful breach by a party of a covenant contained herein.

            (b) No party shall be liable to any other party for consequential damages for breaches of such party's representation or warranties herein, provided that this shall not limit any party's right to indemnification hereunder to the extent such party becomes obligated to pay consequential damages to a third party in connection with a claim that is subject to indemnification hereunder.

      SECTION 6.5 THIRD PARTY CLAIMS.

            (a) In the event that any party desires to make a claim under Sections 6.2 or 6.3 in connection with any action, suit, proceeding, or demand at any time instituted against or made upon any party for which such party may seek indemnification hereunder (a "THIRD PARTY CLAIM"), the party or parties entitled to indemnification hereunder (the "INDEMNIFIED PARTY") shall promptly notify the party or parties required to provide indemnification hereunder (the "INDEMNIFYING PARTY") of such Third Party Claim and the claim of indemnification with respect thereto, provided that failure of the Indemnified Party to give such prompt notice shall not relieve the Indemnifying Parties of their obligations under this Article VI, except to the extent, if at all, that the Indemnifying Parties shall have been prejudiced thereby.

            (b) Upon receipt of notice from the Indemnified Party pursuant to
Section 6.5(a), the Indemnifying Parties will, subject to the provisions of
Section 6.5(c), assume the defense and control of such Third Party Claim, but shall allow the Indemnified Party a reasonable opportunity to participate in the defense of such Third Party Claim with its own counsel and at its own expense; PROVIDED, that if an Indemnifying Party is also subject to the Third Party Claim and counsel to the Indemnified Party reasonably determines in writing that a conflict or potential conflict exists between the Indemnifying Party and the Indemnified Party, then the Indemnifying Parties shall be liable under this
Article VI for the fees of the Indemnified Party's counsel and any other expenses related to the defense of such Third Party Claim. The Indemnifying Parties shall select counsel, contractors and consultants of recognized standing and competence after consultation with the Indemnified Party; shall take all steps necessary in the defense or settlement of such Third Party Claim; and shall at all times diligently and promptly pursue the resolution of such Third Party Claim. The Indemnified Party shall, and shall cause each of its Affiliates and representatives to, cooperate fully with the Indemnifying Parties in the defense of any Third Party Claim defended by the Indemnifying Parties.

            (c) The Indemnifying Parties shall be authorized to consent to a settlement of, or the entry of any judgment arising from, any Third Party Claim, without the consent of any Indemnified Party; but only if the Indemnifying Parties shall (i) pay or cause to be paid all amounts arising out of such settlement or judgment concurrently with the effectiveness of such settlement;
(ii) not encumber any of the assets of any Indemnified Party or agree to any restriction or condition that would apply to or adversely affect any Indemnified Party or to the conduct of any Indemnified Party's business; (iii) obtain, as a condition of any settlement or other resolution, a complete release of any Indemnified Party potentially affected by such Third Party Claim.

            (d) The parties each hereby consents to the nonexclusive jurisdiction of any court in which a proceeding in respect of a Third-Party Claim is brought against any Indemnified Party for purposes of any claim that an Indemnified Party may have under this Agreement with respect to such proceeding or the matters alleged therein and agree that process may be served on the Indemnifying Party with respect to such a claim anywhere in the world.

      SECTION 6.6 TAX TREATMENT OF INDEMNITY PAYMENTS. The parties agree to treat any indemnity payment made pursuant to this Article VI as an adjustment to the Purchase Price for federal, state, local and foreign income tax purposes.

      SECTION 6.7 EXCLUSIVE REMEDY. The indemnities set forth in this Article VI shall be the exclusive remedies of the parties for any misrepresentation, breach of warranty or nonfulfillment or failure to perform any covenant or agreement contained in this Agreement, and the parties shall not be entitled to any further indemnification rights or claims of any nature whatsoever in respect thereof.

                                  ARTICLE VII
                                  MISCELLANEOUS
                                  -------------

      SECTION 7.1 FURTHER ASSURANCES. The parties agree to (a) furnish upon request to each other such further information, (b) execute and deliver to each other such other documents, and (c) do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

      SECTION 7.2 EXPENSES. Except as otherwise provided in this Agreement, each party shall bear its own expenses incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby.

      SECTION 7.3 NOTICES. All notices and other communications under this Agreement shall be in writing and shall be deemed given (a) when delivered personally by hand (with written confirmation of receipt), (b) when sent by facsimile (with written confirmation of transmission) or (c) one (1) business day after the day sent by overnight courier (with written confirmation of receipt), in each case at the following addresses and facsimile numbers (or to such other address or facsimile number as a party may have specified by notice given to the other party pursuant to this provision):

        If to Purchaser:                 Blackwater Midstream Corp.
                                         Post Office Box D
                                         Garyville, Louisiana  70051
                                         Telecopy:  (___) ___-____
                                         Attn.:  Michael Suder

        With required copy to:           Milling Benson Woodward L.L.P.
                                         909 Poydras Street, Suite 2300
                                         New Orleans, Louisiana  70112-1010
                                         Telecopy:  (504) 569-7001
                                         Attn.:  Charles A. Snyder

        If to the Sellers:               2851 Johnston Street
                                         PMB #550
                                         Lafayette, Louisiana  70503
                                         Telecopy:  (337) 735-9331
                                         Attn.:  Paul Beaullieu

        With required copy to:           Jones Walker, LLP
                                         8555 United Plaza Boulevard, Suite 500
                                         Baton Rouge, Louisiana  70809
                                         Telecopy:  (225) 248-3016
                                         Attn.:  Scott D. Chenevert

      SECTION 7.4 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter herein and supersedes and cancels any prior agreements, representations, warranties, or communications, whether oral or written, between the parties hereto relating to the transactions contemplated hereby or the subject matter herein.

      SECTION 7.5 MODIFICATIONS. Neither this Agreement nor any provision hereof may be modified, amended, changed, waived, discharged or terminated orally, but only by an agreement in writing signed by the party against whom or which the enforcement of such modification, amendment, change, waiver, discharge or termination is sought.

      SECTION 7.6 ASSIGNMENT; BINDING EFFECT; NO THIRD PARTY BENEFICIARIES. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of Law or otherwise by any party hereto without the prior written consent of the other parties hereto, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. No provision of this Agreement or any agreement referenced herein shall create a third-party beneficiary relationship or otherwise confer any benefit, entitlement or right upon any Person other than the parties to this Agreement or such referenced agreement, as the case may be.

      SECTION 7.7 GOVERNING LAW. The provisions of this Agreement, all of the documents delivered pursuant hereto, their execution, performance or nonperformance, interpretation, construction and all matters based upon, arising out of or related to this Agreement or the negotiation, execution or performance of this Agreement (whether in tort or contract) shall be governed by the laws, both procedural and substantive, of the State of Louisiana without regard to its conflict of laws provisions that if applied might require the application of the laws of another jurisdiction.

      SECTION 7.8 SUBMISSION TO JURISDICTION; CONSENT TO SERVICE OF PROCESS.

            (a) The Sellers, on behalf of themselves and each of the other Seller Indemnitees, and Purchaser, on behalf of itself and each of the other Purchaser Indemnitees, hereby irrevocably submit to the exclusive personal jurisdiction of the state courts located in St. John the Baptist Parish within the State of Louisiana and the federal courts within the Eastern District of the State of Louisiana over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action or proceeding related thereto may be heard and determined in such courts. The Sellers, on behalf of themselves and each of the other Seller Indemnitees, and Purchaser, on behalf of itself and each of the other Purchaser Indemnitees, hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection that they may now or hereafter have to the laying of venue of any such dispute brought in such courts or any defense of inconvenient forum for the maintenance of such dispute. The Sellers, on behalf of themselves and each of the other Seller Indemnitees, and Purchaser, on behalf of itself and each of the other Purchaser Indemnitees, hereto agree that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

            (b) The Sellers, on behalf of themselves and each of the other Seller Indemnitees, and Purchaser, on behalf of itself and each of the other Purchaser Indemnitees, hereby consent to process being served by any party to this Agreement in any suit, action or proceeding by delivery of a copy thereof in accordance with the provisions of Section 7.3.

      SECTION 7.9 COUNTERPARTS. This Agreement may be executed in counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. Once signed, any reproduction of this Agreement made by reliable means (e.g., photocopy, facsimile) is considered an original.

      SECTION 7.10 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any Law or public policy, all other terms or provisions of this Agreement shall nevertheless remain in full force and effect so long as the legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.


                  [Remainder of page intentionally left blank.]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                             BLACKWATER MIDSTREAM CORP.


                                             By:     /S/ MICHAEL D. SUDER
                                                     ---------------------------
                                             Name:       MICHAEL D. SUDER
                                                     ---------------------------
                                             Title:      CHIEF EXECUTIVE OFFICER
                                                     ---------------------------



                                                     /S/ PAUL BEAULLLIEU
                                             -----------------------------------
                                             Paul Beaullieu


                                             MGM INVESTMENTS, LLC


                                             By:        /S/ GREG CAMPO
                                                     ---------------------------
                                             Name:   Greg Campo
                                             Title:  Authorized Member


                                                     /S/ ALLEN STUART
                                             -----------------------------------
                                             Allen Stuart


                                             GOODFOOT INVESTMENT, LLC


                                             By:     /S/ JAMES H. GLASGOW
                                                     ---------------------------
                                             Name:   James H. Glasgow
                                             Title:  Authorized Member


                                             LAL, L.L.C.


                                             By:     /S/ LEE LEBLANC
                                                     ---------------------------
                                             Name:   Lee LeBlanc
                                             Title:  Sole Member